Sesen Bio Reports Second Quarter 2020 Financial Results and Business Update On-track to complete BLA submission in the US in the fourth quarter of 2020 Entered into a license agreement with Qilu Pharmaceutical for the development and commercialization of Vicineum™ in Greater China with $12M upfront payment Manufacturing of PPQ campaign drug substance batches has been completed CAMBRIDGE, Mass., August 10, 2020 – Sesen Bio (Nasdaq: SESN), a late-stage clinical company developing targeted fusion protein therapeutics for the treatment of patients with cancer, today reported operating results for the second quarter ended June 30, 2020. The Company also provided an update on recent business development activities and the progress of manufacturing activities related to the PPQ campaign. The Company’s lead program, Vicineum, also known as VB4-845, is currently in the follow-up stage of a Phase 3 registration trial for the treatment of high-risk, BCG-unresponsive non-muscle invasive bladder cancer (“NMIBC”). In December 2019, the Company initiated the BLA submission for Vicineum to the FDA under Rolling Review. “We are extremely pleased with the progress at Sesen Bio over the past quarter,” said Dr. Thomas Cannell, president and chief executive officer of Sesen Bio. “We signed our first licensing agreement for Vicineum outside the US with Qilu Pharmaceutical, which is a strong sign of confidence in our mission to bring this innovative therapy to more patients in need. We expect to sign additional partnerships over the next six months. Equally important, we have now completed the manufacturing of the PPQ campaign drug substance batches at Fujifilm, an important milestone in our path to completion of the BLA submission. We are currently in an exciting phase at Sesen Bio and we remain as driven as ever to bring Vicineum to market to save and improve the lives of patients with cancer.” US and European Regulatory Update US: • On June 17, 2020, Sesen received conditional acceptance of the proprietary brand name Vicineum for the Company’s product candidate, oportuzumab monatox. The Company believes Vicineum is a name with strong marketing potential that is also consistent with the FDA’s goal of preventing medication errors and potential harm to the public by ensuring that only appropriate proprietary names are approved for use. Final approval of the Vicineum brand name is conditional on FDA approval of the Company’s product candidate. The conditional acceptance of Vicineum is an important milestone in commercial readiness in the US. The Company remains on track to complete the BLA submission in the fourth quarter of 2020 and anticipates potential approval in mid-2021. Europe: • Sesen Bio concluded a five-month scientific opinion process in Europe and received positive Scientific Advice for both clinical and CMC. Importantly, the Committee for

Medical Products for Human Use (“CHMP”) agreed that the nonclinical and clinical pharmacology studies, and safety database are all sufficient to support a Marketing Authorization Application (“MAA”) submission for Vicineum and no additional clinical trials were requested. Additionally, the CHMP agreed that the CMC comparability plan provides a strong analytical package, and no additional clinical trials to establish comparability are deemed necessary at this time. Based on the guidance received, the Company expects to submit the MAA for Vicineum to the EMA in early 2021 with potential approval anticipated in early 2022. • On July 3, 2020, the Company received a product-specific pediatric waiver from the EMA for Vicineum. As part of the regulatory process for the registration of new medicines with the EMA, pharmaceutical companies are required to provide a Pediatric Investigation Plan (“PIP”) that outlines the clinical development strategy for studying the investigational product in the pediatric population. In some instances, a waiver from required pediatric studies for certain conditions may be granted by the EMA when development of a medicine for use in children is not feasible or appropriate. The PIP waiver from the EMA applies to Vicineum across all subsets of the pediatric population for the treatment of urothelial carcinoma. The receipt of the waiver will allow the Company to submit a MAA for Vicineum to the EMA without the requirement to conduct clinical studies in a pediatric population either pre-approval or post-approval. Business Development Update On July 30, 2020, Sesen Bio and Qilu Pharmaceutical signed a license agreement for the commercialization of Vicineum in Greater China. Under the terms of the agreement, Sesen granted Qilu Pharmaceutical a license to manufacture, develop and commercialize Vicineum for the treatment of NMIBC and other types of cancer in China, Hong Kong, Macau and Taiwan (“Greater China”). Key terms of the deal include: • Financial terms include significant sources of non-dilutive capital o Upfront payment of $12M in cash o Eligibility to receive up to $23M in regulatory and tech transfer milestones in addition to sales royalties for at least 12 years • Qilu will be the Marketing Authorization Holder and will have the exclusive rights to develop, manufacture and commercialize Vicineum in Greater China o Qilu will be responsible for all expenses related to these activities o Sesen retains full development and commercialization rights in the US and the rest of world excluding Greater China • Terms of the agreement include tech transfer, creating an opportunity for future CMO partnership to meet significant global demand forecasts Manufacturing Update Sesen Bio completed the manufacturing of the PPQ campaign drug substance batches at Fuji on schedule. Release testing is underway, and upon completion, the drug substance will be shipped to Baxter to finish the PPQ campaign for drug product, which is anticipated to be completed in September 2020. Comparability data from the PPQ campaign for drug substance and drug product are the last material deliverables before submitting the BLA in the fourth quarter of 2020.

Second Quarter 2020 Financial Results • Cash Position: Cash and cash equivalents were $37.7 million as of June 30, 2020, compared to $48.1 million as of December 31, 2019. • R&D Expenses: Research and development expenses for the second quarter of 2020 were $4.6 million compared to $7.9 million for the same period in 2019. The second quarter decrease was due primarily to timing of costs related to the ongoing technology transfer process and commercial manufacturing, in addition to lower employee compensation and lower clinical expenses related to the Phase 3 VISTA trial for Vicineum. • G&A Expenses: General and administrative expenses for the second quarter of 2020 were $3.3 million compared to $2.6 million for the same period in 2019. The second quarter increase was due primarily to increases in employee compensation, and legal and insurance costs, offset by slightly lower audit and professional fees. • Net Income (Loss): Net loss was $26.3 million, or $0.24 per basic and diluted share, for the three months ended June 30, 2020, compared to a net loss of $54.3 million, or $0.67 per basic and diluted share, for the same period in 2019. The change was primarily the result of the non-cash change in fair value of contingent consideration due to significantly higher discount rates associated with market conditions related to the COVID-19 pandemic. About VicineumTM Vicineum, a locally administered fusion protein, is Sesen Bio’s lead product candidate being developed for the treatment of high-risk non-muscle invasive bladder cancer (NMIBC). Vicineum is comprised of a recombinant fusion protein that targets epithelial cell adhesion molecule (EpCAM) antigens on the surface of tumor cells to deliver a potent protein payload, Pseudomonas Exotoxin A. Vicineum is constructed with a stable, genetically engineered peptide tether to ensure the payload remains attached until it is internalized by the cancer cell, which is believed to decrease the risk of toxicity to healthy tissues, thereby improving its safety. In prior clinical trials conducted by Sesen Bio, EpCAM has been shown to be overexpressed in NMIBC cells with minimal to no EpCAM expression observed on normal bladder cells. Sesen Bio is currently conducting the Phase 3 VISTA trial, designed to support the registration of Vicineum for the treatment of high-risk NMIBC in patients who have previously received a minimum of two courses of bacillus Calmette-Guérin (BCG) and whose disease is now BCG-unresponsive. Additionally, Sesen Bio believes that cancer cell-killing properties of Vicineum promote an anti- tumor immune response that may potentially combine well with immuno-oncology drugs, such as checkpoint inhibitors. The activity of Vicineum in BCG-unresponsive NMIBC is also being explored at the US National Cancer Institute in combination with AstraZeneca’s immune checkpoint inhibitor durvalumab. About the VISTA Clinical Trial The VISTA trial is an open-label, multicenter, single-arm Phase 3 clinical trial evaluating the efficacy and tolerability of Vicineum™ as a monotherapy in patients with high-risk, bacillus Calmette-Guérin (BCG) unresponsive non-muscle invasive bladder cancer (NMIBC). The primary endpoints of the trial are the complete response rate and the duration of response in patients with carcinoma in situ with or without papillary disease. Patients in the trial received locally administered Vicineum twice a week for six weeks, followed by once-weekly treatment for another six weeks, then treatment every other week for up to two years. To learn more about the Phase 3 VISTA trial, please visit www.clinicaltrials.gov and search the identifier NCT02449239. About Sesen Bio Sesen Bio, Inc. is a late-stage clinical company advancing targeted fusion protein therapeutics for the treatment of patients with cancer. The Company’s lead program, Vicineum™, also known as VB4-845, is currently in a Phase 3 registration trial for the treatment of high-risk, BCG- unresponsive non-muscle invasive bladder cancer (NMIBC). In December 2019, the Company initiated the BLA submission for Vicineum to the FDA under Rolling Review. Vicineum is a locally administered targeted fusion protein composed of an anti-EpCAM antibody fragment tethered to a truncated form of Pseudomonas Exotoxin A for the treatment of high-risk NMIBC. For more information, please visit the company’s website at www.sesenbio.com. COVID-19 Pandemic Potential Impact Sesen Bio continues to monitor the rapidly evolving environment regarding the potential impact of the COVID-19 pandemic on our Company. The Company has not yet experienced any disruptions to our operations as a result of COVID-19, however, we are not able to quantify or predict with certainty the overall scope of potential impacts to our business, including, but not limited to, our ability to raise capital and, if approved, commercialize Vicineum. Sesen Bio remains committed to the health and safety of patients, caregivers and employees. Cautionary Note on Forward-Looking Statements Any statements in this press release about future expectations, plans and prospects for the Company, the Company’s strategy, future operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward- looking statements as a result of various important factors, including: our ability to successfully develop our product candidates and complete our planned clinical programs, expectations regarding the impact of the COVID-19 pandemic, expectations regarding the timing or amounts of any payments by Qilu Pharmaceutical, expectations regarding additional partnerships for the commercialization of Vicineum outside of the US, expectations regarding the timing of completion of our BLA submission for Vicineum, expectations regarding the timing of potential approval of our BLA submission by the FDA, expectations regarding the timing of the submission of our MAA for Vicineum to the EMA, expectations regarding the timing of potential approval of our MAA submission by the EMA, expectations regarding the need for any additional clinical trials, expectations regarding the potential successful launch of Vicineum, if approved, our ability to obtain marketing approvals for our product candidates, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Contact: Erin Clark, Vice President, Corporate Strategy & Investor Relations ir@sesenbio.com

SESEN BIO, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (OPERATIONS) AND COMPREHENSIVE INCOME (LOSS) (In thousands, except per share data) (Unaudited) Three Months ended Six Months ended June 30, June 30, 2020 2019 2020 2019 Operating expenses: Research and development $ 4,562 $ 7,944 $ 13,429 $ 12,630 General and administrative 3,318 2,617 6,766 5,672 Change in change in fair value of contingent consideration 18,480 44,000 (35,220) 43,000 Total operating expenses 26,360 54,561 (15,025) 61,302 Income (Loss) from Operations (26,360) (54,561) 15,025 (61,302) Other income (expense): Other income, net 16 226 195 487 Net Income (Loss) and Comprehensive Income (Loss) $ (26,344) $ (54,335) $ 15,220 $ (60,815) Net income (loss) per common share - basic $ (0.24) $ (0.67) $ 0.13 $ (0.77) Weighted-average common shares outstanding - basic 112,569 80,739 111,189 79,107 Net income (loss) per common share - diluted $ (0.24) $ (0.67) $ 0.11 $ (0.77) Weighted-average common shares outstanding - diluted 112,569 80,739 111,203 79,107

SESEN BIO, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited) June 30, December 31, 2020 2019 Assets Current assets: Cash and cash equivalents $ 37,741 $ 48,121 Prepaid expense and other current assets 3,727 6,326 Total current assets 41,468 54,447 Restricted cash 20 20 Property and equipment, net 185 238 Intangibles 46,400 46,400 Goodwill 13,064 13,064 Other assets 76 196 Total Assets $ 101,213 $ 114,365 Liabilities and Stockholders' Deficit Current liabilities: Accounts payable $ 1,274 $ 1,902 Accrued expenses 4,866 6,169 Other current liabilities 373 446 Total current liabilities 6,513 8,517 Contingent consideration 84,800 120,020 Deferred tax liability 12,528 12,528 Total Liabilities 103,841 141,065 Commitments and contingencies Stockholders' Deficit: Preferred stock, $0.001 par value per share; 5,000,000 shares authorized at June 30, 2020 and December 31, 2019; no shares issued and outstanding at June 30, 2020 and December 31, 2019 Common stock. $0.001 par value per share; 200,000,000 shares authorized at June 30, 2020 and December 31, 2019; 116,627,653 and 106,801,409 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively 116 107 Additional paid-in capital 275,560 266,717 Accumulated deficit (278,304) (293,524) Total Stockholders' Deficit (2,628) (26,700) Total Liabilities and Stockholders' Deficit $ 101,213 $ 114,365